UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – DECEMBER 22, 2009

BREEZER VENTURES INC.
(Exact name of Registrant as specified in its charter)

NEVADA	333-129229	N/A
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

Room 1707, 17th Floor, CTS Center
219 Zhong Shan Wu Road
Guangzhou, China, 510030
(Address of principal executive offices)

866-272-2036
(Registrant's telephone number, including area code)

330 Madison Avenue, 6th Floor
New York, NY 10017
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 4.01:	Changes in Registrant’s Certifying Accountant.

On January 8, 2010, Breezer Ventures Inc. (the “Company”) dismissed its independent auditor, M&K CPAS, PLLC and appointed Kenne Ruan, CPA, P.C., as its independent auditor.

The decision to change auditors was approved by the Company's Board of Directors.

During the Company's fiscal year ended September 30, 2008 the opinion of M&K CPAS, PLLC on the Company's financial statements did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles, except as follows: the independent auditor's report of M&K CPAS, PLLC dated February 3, 2009 (for the year ended September 30, 2008) contained "going concern" qualifications. These qualifications questioned the Company’s insufficient working capital and ability to continue as a going concern. During the Company's two most recent fiscal years, and through the date of their dismissal, there were no disagreements with M&K CPAS, PLLC, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to M&K CPAS, PLLC’s satisfaction, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the years ended September 30, 2009 and September 30, 2008, and the interim period between September 30, 2009 and the appointment of Kenne Ruan, CPA, P.C., neither the Company nor anyone acting on the Company’s behalf consulted with Kenne Ruan, CPA, P.C. regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was either the subject of a disagreement as that term is used in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event as that term is used in Item 304(a)(1)(v) and the related instructions to Item 304 of Regulation S-K.

The Company has provided M&K CPAS, PLLC with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (the “Commission”) and has received a letter addressed to the Commission stating that they agree with the statements made by the Company in response to this Item 4.01, attached hereto as Exhibit 16.1.

Item 5.02:	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

On December 22, 2009, Shawn Sim resigned from his position as the sole director, President, Chief Executive Officer, Treasurer and Secretary of the Company.  Mr. Sim has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Prior to Mr. Sim’s resignation, he appointed Mr. Tang Xu to the Company’s Board of Directors and as the Company’s new  President, Chief Executive Officer, Treasurer and Secretary.  There are no agreements or understandings yet regarding Mr. Xu’s compensation.

Mr. Xu is also the owner of Weisheng Electronics, a position he has held since 2000.  Weisheng Electronics is a distributor of household appliances, including computers, stereos, televisions, telephones, and cameras.  Prior to holding this position, Mr. Xu was the owner of Xinrong, an electronic component wholesale company.  Mr. Xu received his bachelor in physics from the University of Wuhan in 1987.

Item 8.01:	Other Events.

Change of Address

On January 13, 2010, the Company changed its address to Room 1707, 17th Floor, CTS Center, 219 Zhong Shan Wu Road, Guangzhou, China, 510030.

Item 9.01:	Financial Statements and Exhibits.

Exhibits

Exhibit No.	Description of Exhibits

Exhibit 16.1	Letter of M&K CPAS, PLLC to the Commission, dated as of January 19, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BREEZER VENTURES INC.

Date: January 19, 2010	By:	/s/ Tang Xu
Name: Tang Xu
Title: President, Chief Executive Officer, Treasurer and Secretary